UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 26, 2016

GOVERNMENT PROPERTIES INCOME TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-34364	26-4273474
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place,
255 Washington Street, Suite 300,
Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617-219-1440

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 19, 2016, Government Properties Income Trust, or the Company, agreed to sell $300,000,000 aggregate principal amount of its 5.875% Senior Notes due 2046, or the Notes, in an underwritten public offering, or the Offering.  The Offering was completed on May 26, 2016.  The Notes were issued under a supplemental indenture to the indenture dated August 18, 2014 between the Company and U.S. Bank National Association.  The Company granted the underwriters an option to purchase up to an additional $45,000,000 aggregate principal amount of the Notes.  The Notes are senior unsecured obligations of the Company.  The Notes have certain restrictive financial and operating covenants, including covenants that restrict the Company’s ability to incur debts, including debts secured by mortgages on the Company’s properties, in excess of calculated amounts, and require the Company to maintain various financial ratios.

The Notes require interest to be paid at a rate of 5.875% per annum, quarterly in arrears, on March 1, June 1, September 1 and December 1 of each year.  Interest will accrue on the Notes from May 26, 2016 and the first interest payment date will be September 1, 2016.  The Notes will mature on May 1, 2046, unless previously redeemed.  The Company may redeem some or all of the Notes at any time and from time to time after May 26, 2021 at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest, if any, to, but not including, the redemption date.

The Company intends to use the estimated $290.3 million of net proceeds after discounts and expenses from the Offering to repay amounts outstanding under the Company’s unsecured revolving credit facility and for general business purposes.  Pending such application, the Company may invest the net proceeds in short term investments, some or all of which may not be investment grade rated.

A prospectus supplement relating to the Notes was filed with the Securities and Exchange Commission, or the SEC, on May 23, 2016.  This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The brief description of the covenants applicable to the Notes is qualified in its entirety by reference to such covenants as they appear in the supplemental indenture for the Notes, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K, or in the related indenture, a copy of which is filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on August 18, 2014, which is incorporated herein by reference.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS CURRENT REPORT ON FORM 8-K CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON THE COMPANY’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR FOR VARIOUS REASONS, INCLUDING SOME REASONS WHICH ARE BEYOND THE COMPANY’S CONTROL.  FOR EXAMPLE:

•                  THIS REPORT STATES THAT THE UNDERWRITERS HAVE BEEN GRANTED AN OPTION TO PURCHASE UP TO AN ADDITIONAL $45,000,000 PRINCIPAL AMOUNT OF THE NOTES.  AN IMPLICATION OF THIS STATEMENT MAY BE THAT THIS OPTION MAY BE EXERCISED IN WHOLE OR IN PART.  IN FACT, THE COMPANY DOES NOT KNOW WHETHER THE UNDERWRITERS WILL EXERCISE THIS OPTION, OR ANY PART OF IT.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON THE COMPANY’S FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, THE COMPANY DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

1.1

Underwriting Agreement, dated as of May 19, 2016, between Government Properties Income Trust and the underwriters named therein, pertaining to the sale of up to $345,000,000 in aggregate principal amount of 5.875% Senior Notes due 2046.

4.1	Supplemental Indenture No. 2, dated as of May 26, 2016, between Government Properties Income Trust and U.S. Bank National Association, including the form of 5.875% Senior Notes due 2046.

5.1	Opinion of Sullivan & Worcester LLP.

5.2	Opinion of Venable LLP.

8.1	Opinion of Sullivan & Worcester LLP re: tax matters.

23.1	Consent of Sullivan & Worcester LLP (contained in Exhibits 5.1 and 8.1).

23.2	Consent of Venable LLP (contained in Exhibit 5.2).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOVERNMENT PROPERTIES INCOME TRUST

	By:	/s/ Mark L. Kleifges
	Name:	Mark L. Kleifges
	Title:	Chief Financial Officer and Treasurer

Date: May 26, 2016